Exhibit 99.1
Williams-Sonoma, Inc. announces strong first quarter 2026 results
Q1 comparable brand revenue +4.8%
Q1 operating margin of 16.2%; diluted EPS of $1.93
Reiterates full-year outlook
San Francisco, CA, May 21, 2026 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the first quarter ended May 3, 2026 versus the first quarter ended May 4, 2025.
“We are off to a strong start in 2026. In Q1, our comp came in at 4.8%, and we delivered an operating margin of 16.2% with earnings per share of $1.93. Every brand delivered a positive comp in the quarter, driven by the strength of our portfolio, our channels, and our teams,” said Laura Alber, President and Chief Executive Officer.

Alber concluded, “We continue to outperform on both the top and bottom lines. We are delivering compounding results year-after-year despite the cyclical swings of the housing market and other macroeconomic events. We believe our strong brands, our proven ability to execute our vision, and our relentless focus on customer service will allow us to accomplish our goals in 2026 and beyond.”
FIRST QUARTER 2026 HIGHLIGHTS
•Comparable brand revenue +4.8%.
•Gross margin of 44.0% -30bps to LY driven by (i) lower merchandise margins of -100bps, partially offset by (ii) supply chain efficiencies of +50bps and (iii) occupancy leverage of +20bps. Occupancy costs of $204 million, +3.0% to LY.
•SG&A rate of 27.8% +30bps to LY driven by (i) higher employment expense of +30bps and (ii) higher general expenses of +10bps, partially offset by (iii) advertising expense leverage of -10bps. SG&A of $502 million, +5.6% to LY.
•Operating income of $292 million with an operating margin of 16.2%. -60bps to LY.
•Diluted EPS of $1.93 per share. +4.3% to LY.
•Merchandise inventories +9.0% to the first quarter LY to $1.46 billion, including incremental tariff costs of approximately $60 million.
•Maintained strong liquidity position of $652 million in cash and $156 million in operating cash flow enabling the company to deliver returns to stockholders of $373 million through $288 million in stock repurchases and $85 million in dividends.
OUTLOOK
•We are reiterating our fiscal 2026 and long-term guidance.
•In fiscal 2026, we expect annual net revenues in the range of +2.7% to +6.7%, with comps in the range of +2.0% to +6.0%; and an operating margin between 17.5% to 18.1%.
•Our guidance assumes (i) oil prices will remain elevated for fiscal 2026, (ii) no refund of tariffs paid, (iii) the impact of tariffs will be front-loaded in the first half of fiscal 2026 as the tariffs flow through our weighted average cost of goods sold, and (iv) all tariff rates currently in place remain for fiscal 2026, including the Section 232 tariffs, the current Section 301 tariffs and the Section 122 tariffs.
•For fiscal 2026, we expect annual interest income to be approximately $25 million and our effective tax rate to be approximately 25.5%.
•Over the long term, we continue to expect mid-to-high single-digit annual net revenue growth with an operating margin in the mid-to-high teens.

CONFERENCE CALL AND WEBCAST INFORMATION
Williams-Sonoma, Inc. will host a live conference call today, May 21, 2026, at 7:00 A.M. (PT). The call will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.
CONTACT INFORMATION
Jeff Howie EVP, Chief Financial Officer – (415) 402 4324
Jeremy Brooks SVP, Chief Accounting Officer & Head of Investor Relations – (415) 733 2371

SEC REGULATION G — NON-GAAP INFORMATION
This press release and our accompanying earnings call may include non-GAAP financial measures. We have not provided a reconciliation of non-GAAP measures to the most directly comparable U.S. generally accepted accounting principles (“GAAP”) measures on a forward-looking basis as we cannot do so without unreasonable efforts due to the potential variability and limited visibility of excluded items; these excluded items may include exit costs, reduction-in-force initiatives, impairment and early termination charges, among others. For the same reasons, we are unable to address the probable significance of any such excluded items. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. In addition, certain other items may be excluded from non-GAAP financial measures when the company believes this provides greater clarity to management and investors. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to the GAAP financial measures presented in this press release and our financial statements and other publicly filed reports. Such non-GAAP measures may not be comparable to similarly titled measures used by other companies.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include, among other things, statements in the quotes of our President and Chief Executive Officer, our fiscal year 2026 outlook and long-term financial targets, and statements regarding our industry trends and business strategies.
The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: our ability to provide products that are designed and built for durability and longevity at competitive prices; changes in and the related impact of U.S. (federal, state and local) and international tax laws and trade policies and regulations; our ability to mitigate current and future tariffs and realize tariff refunds; factors, including but not limited to general economic conditions, inflationary pressures, consumer disposable income, rising fuel prices, recession and fears of recession, unemployment, war and fears of war, adverse weather, availability of consumer credit, conditions in the housing market, elevated interest rates, and consumer confidence in current and future economic conditions that can affect consumer spending; the plans, strategies, initiatives and objectives of management for future operations; our ability to execute strategic priorities and growth initiatives; our beliefs about our competitive advantages and areas of potential future growth in the market; the impact of periods of decreased home purchases; our ability to anticipate consumer preferences and buying trends overall and as they relate to specific brands; factors, including but not limited to fuel costs, labor disputes, union organizing activity, geopolitical instability, and acts of terrorism and war, that can affect the global supply chain, including our third-party providers; effective inventory management; timely and effective sourcing and delivery of merchandise from our foreign and domestic suppliers; our ability to respond to the growing use of and to adopt new technologies, including artificial intelligence; our belief in the reasonableness of the steps taken by us and our suppliers to protect the security and confidentiality of the information we collect; multi-channel and multi-brand complexities; our retail initiatives; our brands, products and related initiatives, including our ability to introduce new products, product lines, brands and brand extensions, and bring in new customers; challenges associated with our global presence and expansion efforts; disruptions in the financial markets; our ability to control employment, advertising, occupancy, and other operating costs; payment of dividends; the growth from our emerging brands; our ability to drive long-term sustainable returns; our capital allocation strategy in fiscal 2026; our planned use of cash in fiscal 2026; projections of earnings, revenues, growth and other financial items; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 1, 2026 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. We have not filed our Form 10-Q for the quarter ended May 3, 2026. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates that are identified prior to the time we file the Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.
Williams-Sonoma, Inc. is the world’s largest digital-first, design-led and sustainable home retailer. The company’s brands — Williams Sonoma, Pottery Barn, Pottery Barn Kids, Pottery Barn Teen, West Elm, Williams Sonoma Home, Rejuvenation, Mark and Graham, GreenRow, and Dormify — represent distinct merchandise strategies that are marketed through e-commerce, direct-mail catalogs, retail stores, and business-to-business. These brands collectively support The Key Rewards, our loyalty and credit card program that offers members exclusive benefits. We operate in the U.S., Puerto Rico, Canada, Australia and the United Kingdom, and have unaffiliated franchisees that operate stores in Mexico, South Korea, India and the Philippines.
WSM-IR

Condensed Consolidated Statements of Earnings (unaudited)

	For the Thirteen Weeks Ended
	May 3, 2026		May 4, 2025
(In thousands, except per share amounts)	$	% of Net Revenues	$	% of Net Revenues
Net revenues	$1,805,456	100.0%	$1,730,113	100.0%
Cost of goods sold	1,012,030	56.1	964,304	55.7
Gross profit	793,426	44.0	765,809	44.3
Selling, general and administrative expenses	501,738	27.8	475,096	27.5
Operating income	291,688	16.2	290,713	16.8
Interest income, net	6,907	0.4	9,533	0.6
Earnings before income taxes	298,595	16.5	300,246	17.4
Income taxes	67,233	3.7	68,983	4.0
Net earnings	$231,362	12.8%	$231,263	13.4%
Earnings per share (EPS):
Basic	$1.95		$1.88
Diluted	$1.93		$1.85
Shares used in calculation of EPS:
Basic	118,386		123,108
Diluted	119,894		124,789

1st Quarter Net Revenues and Comparable Brand Revenue Growth [1]

	Net Revenues		Comparable Brand Revenue Growth
(In thousands, except percentages)	Q1 26	Q1 25	Q1 26	Q1 25
Pottery Barn	$708,447	$695,092	1.0%	2.0%
West Elm	471,174	437,085	8.5	0.2
Williams Sonoma [2]	271,542	257,493	5.0	7.3
Pottery Barn Kids and Teen	240,149	229,716	4.5	3.8
Other [3]	114,144	110,727	N/A	N/A
Total [4]	$1,805,456	$1,730,113	4.8%	3.4%
1See the Company’s 10-K for the definition of comparable brand revenue, which is calculated on a 13-week basis, and includes business-to-business revenues.
2Includes Williams Sonoma Home net revenues.
3Primarily consists of net revenues from Rejuvenation, Mark and Graham, our international franchise operations, GreenRow and Dormify.
4Total comparable brand revenue growth includes Rejuvenation, Mark and Graham, and GreenRow.

Condensed Consolidated Balance Sheets (unaudited)

	As of
(In thousands, except per share amounts)	May 3, 2026	February 1, 2026	May 4, 2025
Assets
Current assets
Cash and cash equivalents	$651,601	$1,019,801	$1,047,181
Accounts receivable, net	139,347	126,821	122,773
Merchandise inventories, net	1,455,030	1,462,849	1,335,356
Prepaid expenses	80,035	80,053	69,442
Other current assets	19,699	23,663	22,570
Total current assets	2,345,712	2,713,187	2,597,322
Property and equipment, net	1,102,339	1,095,158	1,031,990
Operating lease right-of-use assets	1,295,745	1,270,272	1,198,440
Deferred income taxes, net	83,686	99,161	112,366
Goodwill	77,386	77,398	77,347
Other long-term assets, net	154,680	156,736	139,850
Total assets	$5,059,548	$5,411,912	$5,157,315
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$560,674	$637,985	$553,655
Accrued expenses	151,462	314,588	146,692
Gift card and other deferred revenue	622,049	602,940	589,432
Income taxes payable	113,920	78,943	112,390
Operating lease liabilities	215,150	221,356	229,070
Other current liabilities	99,517	98,318	90,604
Total current liabilities	1,762,772	1,954,130	1,721,843
Long-term operating lease liabilities	1,278,414	1,235,549	1,139,745
Other long-term liabilities	148,558	139,674	134,451
Total liabilities	3,189,744	3,329,353	2,996,039
Stockholders' equity
Preferred stock: $0.01 par value; 7,500 shares authorized, none issued	—	—	—
Common stock: $0.01 par value; 253,125 shares authorized; 117,743, 118,770, and 122,994 shares issued and outstanding at May 3, 2026, February 1, 2026 and May 4, 2025, respectively	1,178	1,188	1,231
Additional paid-in capital	517,774	587,433	524,405
Retained earnings	1,364,925	1,509,129	1,654,078
Accumulated other comprehensive loss	(12,415)	(13,176)	(16,423)
Treasury stock, at cost	(1,658)	(2,015)	(2,015)
Total stockholders' equity	1,869,804	2,082,559	2,161,276
Total liabilities and stockholders' equity	$5,059,548	$5,411,912	$5,157,315

Retail Store Data (unaudited)

	Beginning of quarter			End of quarter	As of
	February 1, 2026	Openings	Closings	May 3, 2026	May 4, 2025
Pottery Barn	181	2	(3)	180	180
Williams Sonoma	152	1	—	153	154
West Elm	116	1	(1)	116	119
Pottery Barn Kids	44	—	(1)	43	44
Rejuvenation	13	—	—	13	11
GreenRow	—	1	—	1	—
Total	506	5	(5)	506	508

Condensed Consolidated Statements of Cash Flows (unaudited)

	For the Thirteen Weeks Ended
(In thousands)	May 3, 2026	May 4, 2025
Cash flows from operating activities:
Net earnings	$231,362	$231,263
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	56,116	56,404
Loss on disposal/impairment of assets	671	732
Non-cash lease expense	62,152	60,484
Deferred income taxes	3,912	(1,559)
Tax benefit related to stock-based awards	11,755	10,647
Stock-based compensation expense	29,540	20,390
Other	(456)	(637)
Changes in:
Accounts receivable	(12,491)	(4,919)
Merchandise inventories	8,598	(689)
Prepaid expenses and other assets	5,801	(2,956)
Accounts payable	(82,408)	(96,022)
Accrued expenses and other liabilities	(148,910)	(139,206)
Gift card and other deferred revenue	19,023	4,173
Operating lease liabilities	(63,319)	(63,850)
Income taxes payable	34,977	44,694
Net cash provided by operating activities	156,323	118,949
Cash flows from investing activities:
Purchases of property and equipment	(57,685)	(58,250)
Other	10	21
Net cash used in investing activities	(57,675)	(58,229)
Cash flows from financing activities:
Repurchases of common stock	(287,805)	(89,971)
Tax withholdings related to stock-based awards	(93,596)	(65,357)
Payment of dividends	(85,580)	(74,667)
Net cash used in financing activities	(466,981)	(229,995)
Effect of exchange rates on cash and cash equivalents	133	3,479
Net decrease in cash and cash equivalents	(368,200)	(165,796)
Cash and cash equivalents at beginning of period	1,019,801	1,212,977
Cash and cash equivalents at end of period	$651,601	$1,047,181